UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2023

BYTE Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40222	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Park Avenue, 9th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(917) 969-9250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	BYTSU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	BYTS	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	BYTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 30, 2023, the audit committee of the board of directors (the “Audit Committee”) of BYTE Acquisition Corp. (the “Company”), based on the recommendation of and after consultation with management, concluded that Company’s financial statements and other financial data as of and for the three months ended March 31, 2023 included in the Company’s Quarterly Report on Form 10-Q filed on May 5, 2023 (the “2023 Q1 10-Q”) should no longer be relied upon and should be restated in a Form 10-Q/A due to a change in total liabilities and Class A ordinary shares subject to possible redemption. As previously disclosed, in connection with the approval by the shareholders of the amendments to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must complete its initial business combination, the holders of 30,006,034 of the Company’s Class A ordinary shares (the “Redeeming Shareholders”) properly exercised their right to redeem their shares for cash, and such Redeeming Shareholders were paid approximately $10.20 per share properly redeemed. Due to a third-party administrative error in the calculation of accrued interest earned on the trust account, it was later determined that the Redeeming Shareholders were entitled to a redemption payment of approximately $10.22 per share instead of approximately $10.20 per share. This resulted in an error on our March 31, 2023 balance sheet for the redemption payable and the Class A ordinary shares subject to possible redemption per share redemption value. Further, there is no impact to the reported amounts for total assets or total liabilities.

Therefore, on May 30, 2023, the Company’s management and the Audit Committee, after consultation with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued financial statements and other financial data as of March 31, 2023, filed with the SEC in the 2023 Q1 10-Q, should be restated and should no longer be relied upon. As such, the Company intends to restate its financial statements in a Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2023, to be filed with the SEC (the “Form 10-Q/A”).

In connection with the restatement, management has re-evaluated the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting as of March 31, 2023. The Company’s management has concluded that in light of the error described above, and the filing of the Form 10-Q/A, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. A discussion of management’s consideration of the Company’s disclosure controls and procedures, internal controls over financial reporting, and the material weaknesses identified will be described in more detail in the Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the Trust Account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYTE ACQUISITION CORP.

By:	/s/ Sam Gloor
	Name:	Sam Gloor
	Title:	Chief Executive Officer and Chief Financial Officer

Date: June 2, 2023

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